Exhibit 10.2

ADVISORY AND NON-COMPETITION AGREEMENT EXTENSION

WHEREAS, on October 17, 2018, Toll Brothers, Inc. (the “Company”) and Robert I. Toll (“RIT”) entered that certain Advisory and Non-Competition Agreement (the “Agreement”) pursuant to which RIT agreed, among other things, to provide certain valuable strategic advisory services to the Company in exchange for the consideration set forth therein during a one-year period commencing on November 1, 2018 and ending on October 31, 2019; and

WHEREAS, the Company desires for RIT to continue to provide such services to the Company for an additional one-year period, and the Company further desires that RIT continue to be bound by, among other things, his agreement to preserve the Company’s confidences and not compete with the Company as set forth in the Agreement;

WHEREAS, RIT and the Company desire to extend the Agreement for an additional one-year period on substantially the same terms as those set forth in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of RIT and the Company agree that the term of the Agreement is hereby extended by one year to October 31, 2020 on the same terms and conditions as currently set forth in the Agreement; provided, that for purposes of Section 4(b) of the Agreement, if, during the Term of the Agreement, the Company moves its headquarters from 250 Gibraltar Road, Horsham, PA, it shall provide dedicated office space for RIT in any new headquarters facility during the term of the Agreement.

[SIGNATURE PAGE FOLLOWS]

WHEREFORE, with the intention of being legally bound, RIT and the Company hereby execute this Agreement as of the latest date set forth on the signature line below.

ROBERT I. TOLL	TOLL BROTHERS, INC.

/s/ Robert I. Toll	By:	/s/ John K. McDonald
Date: October 29, 2019		Name: John K. McDonald
Title: Senior Vice President, General Counsel and Chief Compliance Officer
Date: October 29, 2019

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